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                                                                   EXHIBIT 99(a)


P R O X Y                  FIRST NATIONAL CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR 1999 ANNUAL MEETING OF SHAREHOLDERS

         C. John Hipp, III and W. Louis Griffith, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of First National Corporation held of record by the undersigned on the record date at the annual meeting of shareholders to be held on July 20, 1999, and at any adjournment thereof, as follows:

         1.       APPROVAL OF MERGER WITH FIRSTBANCORPORATION, INC.:

         Approval of the merger agreement, dated as of May 4, 1999, between First National Corporation and FirstBancorporation, Inc. and related plan of merger, providing for the merger of FirstBancorporation with and into First National, with each share of common stock of FirstBancorporation then outstanding to be converted into the right to receive 1.222 shares of common stock of First National, plus cash in lieu of fractional shares, all as described in more detail in the accompanying joint proxy statement/prospectus. A copy of the merger agreement and plan of merger are attached to the joint proxy statement/prospectus as Appendices A and B, respectively.

             [  ] FOR           [  ] AGAINST         [  ] ABSTAIN

         2.       ELECTION OF DIRECTORS:

         [  ] FOR all nominees listed        [  ] WITHHOLD AUTHORITY to vote for
              below (except any I have            all nominees listed below
              written below)

                  William W. Coleman, Jr., Robert R. Hill, Jr.,
               Ralph W. Norman, Anne H. Oswald, Samuel A. Rodgers,
                     A. Dewall Waters and C. Parker Dempsey

INSTRUCTION:      To withhold authority to vote for any individual(s), write the nominee's(s') name(s) on the line below.

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         3.       PROPOSAL TO APPROVE THE FIRST NATIONAL CORPORATION 1999 STOCK
OPTION PLAN:

             [  ] FOR           [  ] AGAINST         [  ] ABSTAIN


         4. PROPOSAL TO RATIFY APPOINTMENT OF J.W. HUNT & COMPANY, LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS FIRST NATIONAL'S INDEPENDENT AUDITORS FOR 1999:

             [  ] FOR           [  ] AGAINST         [  ] ABSTAIN

         5. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting.

         THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.



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                                                                   EXHIBIT 99(a)

         Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

                                    Dated:  ______________________________, 1999

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